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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-46824 of Quanex Corporation on Form S-8 of our report dated June 2, 2000, appearing in the Annual Report of Form 11-K of the Quanex Corporation Hourly Bargaining Unit Employees Savings Plan for the year ended December 31, 1999.


/s/ DELOITTE & TOUCHE, LLP
--------------------------
DELOITTE & TOUCHE LLP

Houston, Texas
June 19, 2000